                                                                    EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      Among

                          UNISON HEALTHCARE CORPORATION

                              LABCO ACQUISITION CO.

                                       and

                       AMERICAN PROFESSIONAL HOLDING, INC.

                               Dated July 3, 1996
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
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                                TABLE OF CONTENTS

                                                                       Page
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RECITALS...............................................................  1

SECTION 1  DEFINITIONS.................................................  2

SECTION 2  THE MERGER AND EFFECTIVE TIME; SURVIVING
           CORPORATION; CLOSING........................................ 11
    Section 2.1    The Merger.......................................... 11
    Section 2.2    Effective Time...................................... 12
    Section 2.3    Articles of Incorporation And Bylaws................ 12
    Section 2.4    Board Of Directors.................................. 12
    Section 2.5    Closing............................................. 12
    Section 2.6    Closing Obligations................................. 12

SECTION 3  CONVERSION OF SHARES........................................ 14
    Section 3.1    Per Share Consideration............................. 14
    Section 3.2    Conversion Of Shares In The Merger.................. 14
    Section 3.3    Adjustments to Per Share Consideration.............. 16
    Section 3.4    Exchange of Certificates............................ 16

SECTION 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY............... 18
    Section 4.1    Organization and Good Standing;
                   Capitalization; Agreements Regarding
                   Capital Stock....................................... 18
    Section 4.2    Authority; No Conflict.............................. 19
    Section 4.3    Capitalization...................................... 20
    Section 4.4    Financial Statements................................ 20
    Section 4.5    Books and Records................................... 21
    Section 4.6    Title to Properties; Encumbrances................... 21
    Section 4.7    Condition and Sufficiency of Assets................. 22
    Section 4.8    Accounts Receivable................................. 22
    Section 4.9    Prepaid Supplies.................................... 22
    Section 4.10   No Undisclosed Liabilities.......................... 23
    Section 4.11   Taxes............................................... 23
    Section 4.12   No Material Adverse Change.......................... 24
    Section 4.13   Employee Benefits................................... 24
    Section 4.14   Compliance with Legal Requirements;
                   Governmental Authorizations......................... 29
    Section 4.15   Legal Proceedings; Orders........................... 30
    Section 4.16   Absence of Certain Changes and Events............... 30
    Section 4.17   Contracts; No Defaults.............................. 31
    Section 4.18   Insurance........................................... 34
    Section 4.19   Environmental Matters............................... 36
    Section 4.20   Employees........................................... 38
    Section 4.21   Labor Relations; Compliance......................... 39
    Section 4.22   Intellectual Property............................... 39
    Section 4.23   Certain Payments.................................... 41
    Section 4.24   Disclosure.......................................... 42

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
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    Section 4.25   Relationships with Related Persons................ 42
    Section 4.26   Accounting Matters................................ 43
    Section 4.27   Brokers or Finders................................ 43

SECTION 5  REPRESENTATIONS AND WARRANTIES OF UNISON AND
           LABCO..................................................... 43
    Section 5.1    Organization and Good Standing.................... 43
    Section 5.2    Authority; No Conflict............................ 43
    Section 5.3    Certain Proceedings............................... 44
    Section 5.4    SEC Documents; Financial Statements............... 44
    Section 5.5    Information Supplied.............................. 45
    Section 5.6    Interim Operations of LABCO....................... 46
    Section 5.7    Brokers or Finders................................ 46
    Section 5.8    Activities After Closing.......................... 46
    Section 5.9    Disclosure........................................ 46
    Section 5.10   Legal Proceedings; Orders......................... 46
    Section 5.11   Capitalization.................................... 46
    Section 5.12   Merger Consideration.............................. 47

SECTION 6  FURTHER COVENANTS PRIOR TO CLOSING DATE................... 47
    Section 6.1    Access and Investigation.......................... 47
    Section 6.2    Operation of the Businesses of the
                   Acquired Companies................................ 47
    Section 6.3    Negative Covenant................................. 47
    Section 6.4    Required Approvals................................ 48
    Section 6.5    Shareholders' Meeting, Merger Information
                   Statement and Registration Statement.............. 48
    Section 6.6    Tax Representation Letter of the Company;
                   No Disqualifying Action........................... 50
    Section 6.7    Tax Representation Letters of
                   Shareholders...................................... 50
    Section 6.8    Agreements of Affiliates.......................... 51
    Section 6.9    Delivery of Disclosure Schedules.................. 51
    Section 6.10   Notification by the Company....................... 51
    Section 6.11   Notification by Unison or LABCO................... 52
    Section 6.12   No Negotiation.................................... 52
    Section 6.13   Tax Representation Letter of Unison and
                   LABCO............................................. 53
    Section 6.14   Pooling-of-Interests.............................. 53
    Section 6.15   Nasdaq Listing.................................... 53
    Section 6.16   Approvals of Governmental Bodies.................. 53
    Section 6.17   Best Efforts...................................... 53

SECTION 7  CONDITIONS PRECEDENT TO UNISON'S AND LABCO'S
           OBLIGATION TO CLOSE....................................... 54
    Section 7.1    Accuracy of Representations....................... 54
    Section 7.2    Company's Performance............................. 54
    Section 7.3    Shareholder Approval.............................. 54
    Section 7.4    Board Approval.................................... 54
    Section 7.5    Effectiveness of Registration Statement........... 54
    Section 7.6    Listing Approval.................................. 54
    Section 7.7    Consents.......................................... 54

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    Section 7.8    Additional Documents................................ 55
    Section 7.9    No Proceedings...................................... 56
    Section 7.10   No Claim Regarding Stock Ownership or
                   Merger Consideration................................ 56
    Section 7.11   No Prohibition...................................... 56
    Section 7.12   Termination of Agreements........................... 56
    Section 7.13   Dissenters' Rights.................................. 56
    Section 7.14   Agreement for Acquisition of Memphis
                   Clinical Laboratory Inc............................. 57

SECTION 8  CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO
           CLOSE....................................................... 57
    Section 8.1    Accuracy of Representations......................... 57
    Section 8.2    Unison's and LABCO's Performance.................... 57
    Section 8.3    Board Approval...................................... 57
    Section 8.4    Shareholder Approval................................ 57
    Section 8.5    Effectiveness of Registration Statement............. 57
    Section 8.6    Listing Approval.................................... 57
    Section 8.7    Consents............................................ 58
    Section 8.8    Additional Documents................................ 58
    Section 8.9    No Proceeding....................................... 58
    Section 8.10   No Prohibition...................................... 59
    Section 8.11   Agreement for Acquisition of Memphis
                   Clinical Laboratory Inc............................. 59

SECTION 9  TERMINATION................................................. 59
    Section 9.1    Termination Events.................................. 59
    Section 9.2    Special Fees........................................ 60
    Section 9.3    Effect of Termination............................... 61

SECTION 10  GENERAL PROVISIONS......................................... 61
    Section 10.1   Expenses............................................ 61
    Section 10.2   Public Announcements................................ 61
    Section 10.3   Confidentiality..................................... 62
    Section 10.4   Notices............................................. 62
    Section 10.5   Jurisdiction; Service of Process.................... 63
    Section 10.6   Further Assurances.................................. 63
    Section 10.7   Combined Operating Results.......................... 63
    Section 10.8   Waiver.............................................. 63
    Section 10.9   Entire Agreement and Modification................... 64
    Section 10.10  Disclosure Schedules................................ 64
    Section 10.11  Assignments, Successors, and No Third-
                   Party Rights........................................ 64
    Section 10.12  Severability........................................ 65
    Section 10.13  Section Headings, Construction...................... 65
    Section 10.14  Time of Essence..................................... 65
    Section 10.15  Governing Law....................................... 65
    Section 10.16  Counterparts........................................ 65

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement") is made as of July 3, 1996, among UNISON HEALTHCARE CORPORATION, a Delaware corporation ("Unison"), LABCO ACQUISITION CO., a Delaware corporation ("LABCO"), and AMERICAN PROFESSIONAL HOLDING, INC., a Utah corporation (the "Company").

                                    RECITALS

         A. Unison HealthCare Corporation, a Delaware corporation ("Unison"), is engaged in the business of owning, leasing and managing nursing homes and other types of care facilities and the delivery of ancillary services, and LABCO is a wholly-owned subsidiary of Unison;

         B. LABCO and the Company desire that LABCO be merged into the Company pursuant to this Agreement and in accordance with the applicable statutes of the State of Utah;

         C. The Company is principally engaged in the business of owning and operating medical laboratories for the commercial processing and evaluation of various types of human tissues;

         D. The respective Boards of Directors of LABCO and the Company have each approved the merger of LABCO with and into the Company pursuant to the provisions of this Agreement;

         E. The Board of Directors of the Company has duly resolved that this Agreement be submitted to a vote of the Company's shareholders in accordance with the Utah Revised Business Corporation Act;

         F. Unison shall prepare a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission registering the shares of Unison Common Stock to be issued to the Company shareholders in the Merger, which Registration Statement shall include an information statement of the Company to be used in connection with the vote of the shareholders of the Company authorizing the Merger;

         G. For federal income tax purposes, it is intended that the Transaction shall constitute a reorganization within the meaning of Sections 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended; and

         H. Unison and certain shareholders of the Company are separately negotiating for the acquisition by Unison of all of the issued and outstanding capital stock of Memphis Clinical Laboratory Inc.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

                              SECTION 1 DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings set forth below:

         "ACQUIRED COMPANIES" shall mean the Company and its Subsidiaries, collectively.

         "AFFILIATE AGREEMENTS" shall have the meaning set forth in Section 6.8.

         "APPLICABLE CONTRACT" shall mean any Contract involving $5,000 or more or which are not cancelable within 30 days (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

         "ARTICLES OF MERGER" shall have the meaning set forth in Section 2.2.

         "AVERAGE CLOSING PRICE" shall mean the average per share closing price on the Nasdaq National Market of Unison Common Stock during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Time.

         "BALANCE SHEET" shall have the meaning set forth in Section 4.4.

         "BEST EFFORTS" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, without incurring unreasonable expense.

         "BREACH" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement, shall mean any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

         "CLOSING" shall have the meaning set forth in Section 2.5.

         "CLOSING DATE" shall mean the date and time as of which the Closing actually takes place.

         "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

         "CONSENT" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS" shall mean all of the transactions contemplated by this Agreement, including:

                  (a) the Merger;

                  (b) the execution, delivery, and performance of the Affiliate Agreements, Employment Agreements, the Releases and the Escrow Agreement; and

                  (c) the performance by the Company and LABCO of their respective covenants and obligations under this Agreement.

         "CONTRACT" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DGCL" shall mean the Delaware General Corporation Law.

         "DISCLOSURE SCHEDULES" shall mean the disclosure schedules delivered by the Company to Unison and LABCO in connection with the execution and delivery of this Agreement.

         "EFFECTIVE TIME" shall have the meaning set forth in Section 2.2 hereof.

         "EMPLOYMENT AGREEMENTS" shall mean employment agreements between the Company and each of the Senior Managers (collectively, the "Employment Agreements") in the form of Exhibit 2.6(a)(iv).

         "ENCUMBRANCE" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "ENVIRONMENT" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW" shall mean any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants, medical waste or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ESCROW AGENT" shall mean Harris Trust and Savings Bank.

         "ESCROW AGREEMENT" shall have the meaning set forth in Section
2.6(a)(v).

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AGENT" shall mean Harris Trust and Savings Bank.

         "FACILITIES" shall mean any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles and rolling stock) currently or formerly owned or operated by any Acquired Company.

         "GAAP" shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 4.4 were prepared.

         "GOVERNMENTAL AUTHORIZATION" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY" shall mean any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HAZARDOUS ACTIVITY" shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

         "HAZARDOUS MATERIALS" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "INTELLECTUAL PROPERTY ASSETS" shall have the meaning set forth in
Section 4.22.

         "INTERIM BALANCE SHEET" shall have the meaning set forth in Section
4.4.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" shall mean the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE" of a particular fact or other matter shall mean such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, or executive or operating officer of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

         "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "LETTER OF TRANSMITTAL" shall have the meaning set forth in
Section 3.4(b) hereof.

         "MEMPHIS" shall mean Memphis Clinical Laboratory Inc.

         "MERGER" shall mean the merger of LABCO with and into the Company with the Company being the surviving corporation pursuant to this Agreement.

         "OBJECTING SHARES" shall have the meaning set forth in Section 3.2(d).

         "OCCUPATIONAL SAFETY AND HEALTH LAW" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "ORDER" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS" shall mean an action taken by a Person which:

                  (a) is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (c) is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS" shall mean: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "PER SHARE CONSIDERATION" shall have the meaning set forth in Section 3.1.

         "PERSON" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PLAN" shall have the meaning set forth in Section 4.13(a).

         "PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "RELATED PERSON" shall mean with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; or

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); or

                  (f) any Related Person of any individual described in clause
(b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "RELEASE" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "RELEASES" shall have the meaning set forth in Section 2.6(a)(iii).

         "REPRESENTATIVE" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "RESERVE SHARES" shall have the meaning set forth in Section 3.2(a).

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SENIOR MANAGERS" shall mean W. Jerome McGee and Harold N. McKinney.

         "SHAREHOLDERS" shall mean all holders of the Shares.

         "SHARES" shall mean all issued and outstanding shares of capital stock of the Company.

         "SUBSIDIARY" shall mean with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

         "TAX" shall mean any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

         "TAX RETURN" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THIRD PARTY" shall mean a Person other than Unison, LABCO or any affiliate thereof.

         "THIRD PARTY ACQUISITION" shall mean the occurrence of any of the following events: (i) the acquisition of any of the Acquired Companies by merger, consolidation, or other business combination transaction by a Third Party; (ii) the acquisition by any Third Party of, or any divestiture or other transaction resulting in the Company owning less than, 50% or more (in book value or market value) of the total assets of the Company and its subsidiaries, taken as a whole as of the date hereof; (iii) the acquisition by a Third Party of 50% or more of the outstanding Shares, whether by tender offer, exchange or otherwise; or (iv) the adoption by the Company of a plan of liquidation or a plan of recapitalization or the declaration or payment of an extraordinary dividend.

         "THREAT OF RELEASE" shall mean a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "THREATENED" in respect of any claim, Proceeding, dispute, action, or other matter shall mean that any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

         "TRANSACTION EXPENSES" shall mean all out-of-pocket expenses and fees up to $100,000 in the aggregate (including, without limitation, legal fees and expenses, fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel for arranging, committing to provide or providing any financing or services for the Merger and any transactions contemplated thereby or structuring the transactions, and all fees of counsel, accountants, experts, consultants and soliciting or information firms to Unison and LABCO, and all printing, mailing and advertising expenses) actually incurred and paid by Unison or LABCO or on their behalf in connection with the transactions, including, without limitation, any litigation related thereto and the financing thereof, and actually incurred and paid by banks, investment banking firms, other financial institutions and other persons and assumed by Unison or LABCO in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Merger and any transactions contemplated hereby and thereby and any litigation and any financing commitments or agreements relating thereto.

         "URBCA" shall mean the Utah Revised Business Corporation Act.

         "UNISON COMMON STOCK" shall mean the $.001 par value per share common stock of Unison.

SECTION 2 THE MERGER AND EFFECTIVE TIME; SURVIVING CORPORATION; CLOSING

         Section 2.1 The Merger. At the Effective Time, and subject to the terms and conditions set forth herein, LABCO shall be merged with and into the Company and the separate existence of LABCO shall thereupon cease, in accordance with the applicable provisions of the URBCA. The Company shall be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the State of Utah and all of its rights, privileges, immunities and franchises, public or private, and all of its duties and liabilities as a corporation organized under the URBCA, will continue unaffected by the Merger. The Merger will have the effects specified by the URBCA.

         Section 2.2 Effective Time. At the Closing, the Company and LABCO will execute and deliver articles of merger (the "Articles of Merger") and a certificate of merger (the "Certificate of Merger") substantially in the forms of Exhibits 2.2(A) and 2.2(B), respectively, and will, as promptly as practicable thereafter, cause the Articles of Merger to be filed with the Division of Corporations and Commercial Code of the State of Utah, as provided in Section 16-10a-1105 of the URBCA and the Certificate of Merger to be filed with the Secretary of State of the State of Delaware as provided in Section 252(c) of the DGCL. Subject to and in accordance with the URBCA and DGCL, the Merger shall become effective at the date and time specified in the Articles of Merger and Certificate of Merger (the "Effective Time").

         Section 2.3 Articles of Incorporation And Bylaws. The Articles of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

         Section 2.4 Board Of Directors. From and after the Effective Time, the Board of Directors of LABCO shall be the Board of Directors of the Surviving Corporation.

         Section 2.5 Closing. The closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Quarles & Brady, One East Camelback, Suite 400, Phoenix, Arizona at 10:00 a.m. (local time) on September 30, 1996 or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the Contemplated Transactions on the date and time and at the place determined pursuant to this
Section 2.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         Section 2.6 Closing Obligations. At the Closing:

              (a) The Company will deliver to Unison and LABCO:

                   (i) two copies of the Articles of Merger, each duly executed on behalf of the Company;

                   (ii) two copies of the Certificate of Merger, each duly executed on behalf of the Company;

                   (iii) releases in the form of Exhibit 2.6(a)(iii) executed by each of the Senior Managers and the Maguire Limited Partnership (collectively, the "Releases");

                   (iv) the Employment Agreements, executed by the Senior Managers;

                   (v) an escrow agreement in the form of Exhibit 2.6(a)(v), executed by the Company and the Escrow Agent (the "Escrow Agreement");

                   (vi) a certificate executed by the Company representing and warranting to Unison and LABCO that each of the Company's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedules that were delivered by the Company to Unison and LABCO prior to the Closing Date in accordance with Section 6.10);

                   (vii) a certificate executed by the Company representing and warranting to Unison and LABCO that there has been no change to the Company Tax Representation Letter delivered pursuant to Section 6.6;

                   (viii) one or more certificates executed by the Shareholders listed on Schedule 6.7 representing and warranting to Unison and LABCO that there has been no change to the Shareholder Tax Representation Letter delivered pursuant to 6.7; and

                   (ix) copies of the resolutions of the Company's Board of Directors and Shareholders duly authorizing the Contemplated Transactions.

              (b) Unison and LABCO will deliver or cause to be delivered:

                   (i) to the Company two copies of the Articles of Merger, each duly executed on behalf of LABCO;

                   (ii) to the Company two copies of the Certificate of Merger, each duly executed on behalf of LABCO;

                   (iii) to the Company a certificate executed by Unison and LABCO representing and warranting to the Company that each of Unison's and LABCO's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the schedules, delivered by Unison and LABCO to the Company pursuant to Section 5, prior to the Closing Date in accordance with Section 6.10);

                   (iv) to the Company the Escrow Agreement executed by Unison and LABCO;

                   (v) to the Senior Managers the Employment Agreements executed by LABCO;

                   (vi) to the Company, the Unison/LABCO Tax Representation Letter pursuant to Section 6.13; and

                   (vii) copies of the resolutions of Unison's and LABCO's Board of Directors and shareholders duly authorizing the Contemplated Transactions.

SECTION 3 CONVERSION OF SHARES

         Section 3.1 Per Share Consideration. If the Average Closing Price is $11.00 or greater but not more than $15.00, the "Per Share Consideration" (expressed in shares of Unison Common Stock) shall be a fraction the numerator of which shall be, subject to adjustment as set forth in Section 3.2(f) and
Section 3.3, 521,000 and the denominator of which shall be the number of Shares outstanding immediately prior to the Effective Time. Unison and LABCO may terminate this Agreement if the Average Closing Price is greater than $15.00, and the Company may terminate this Agreement if the Average Closing Price is less than $11.00.

         Section 3.2 Conversion Of Shares In The Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of capital stock of the Company:

                  (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares referred to in Section 3.2(b) below and Objecting Shares) shall be canceled and extinguished and be converted into the Per Share Consideration determined pursuant to Section 3.1, which shares shall be distributed by the Exchange Agent to each Shareholder pursuant to Section 3.4 hereof; provided, however, that an amount corresponding to fractional shares that are paid in cash pursuant to Section 3.2(e) need not be delivered and a number of shares of Unison Common Stock equal to 10% of the aggregate Per Share Consideration shall be reserved from the shares otherwise to be delivered to the McKinney Trust, the McGee Trust and the Maguire Limited Partnership and delivered by the Exchange Agent directly to the Escrow Agent pursuant to Section
3.4 hereof (all such shares to be delivered to the Escrow Agent are collectively referred to herein as the "Reserve Shares"), which Reserve Shares shall be available to satisfy those contingencies of the Company specifically identified in the Escrow Agreement;

                  (b) Each share of the Company's capital stock issued and outstanding and owned by any of the Acquired Companies and all unissued shares of the Company's capital stock held by the Company immediately prior to the Effective Time shall cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist;

                  (c) Each share of Common Stock, par value $.01 per share, of LABCO issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation;

                  (d) Notwithstanding anything in this Agreement to the contrary, each Share which is issued and outstanding immediately prior to the Effective Time and which is held by a Shareholder who has caused the Company to receive, before the vote of the Shareholders is taken with respect to the Merger, written notice of such Shareholder's intent to demand payment for such Shares if the Merger is effectuated, who has not voted such Shares in favor of the Merger or consented thereto in writing, and who has demanded appraisal rights with respect thereto in the manner provided in Section 16-10a-1323 of the URBCA or any successor statute (collectively, the "Objecting Shares"), shall not be converted into or represent the right to receive the Per Share Consideration provided for in the Section 3.2(a). Holders of Objecting Shares, however, will be entitled, assuming compliance by them with all applicable provisions of the URBCA, to receive the appraised value of such shares in accordance with the applicable provisions of the URBCA;

                  (e) No fractional shares of Unison Common Stock shall be issued in connection with the Merger. In lieu of any such fractional shares, including any fractional shares resulting from the calculation of the Reserve Shares, each Shareholder who would otherwise be entitled to receive a fraction of a share of Unison Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the Average Closing Price.

                  (f) If, between the date of this Agreement and the Effective Time, the outstanding number of shares of Unison Common Stock shall have been changed into a different number of shares by reason of a split-up or combination of shares of Unison Common Stock, or with respect to such split-up or combination there shall be declared a record date within said period with a distribution date after the Effective Time or a stock dividend on Unison Common Stock shall be declared with a record date within such period, the Per Share Consideration to be delivered pursuant to Section 3.1, the adjustment as provided in Section 3.3 and the $11.00 to $15.00 price range set forth in
Section 3.1 shall be appropriately adjusted.

         Section 3.3 Adjustments to Per Share Consideration.

                  (a) The aggregate number of shares to be delivered under
Section 3.1 shall be subject to reduction based on net income of the Company for the quarter ending June 30, 1996 (the "Second Quarter Net Income").

                  (b) As soon as reasonably practicable after the receipt of an income statement for the Company for the quarter ending June 30, 1996, in accordance with GAAP consistently applied throughout the period, which the Company shall use its Best Efforts to furnish to Unison and LABCO within 30 days of the end of such quarter, Unison shall:

                   (i) subtract from (1) the Second Quarter Net Income (2) that portion ("Unison Testing Net Income") of Second Quarter

Net Income attributable to testing by the Company at or for residents of long-term care facilities owned, leased or managed by Unison or by any of its Subsidiaries ("Revised Second Quarter Net Income"). Unison shall calculate Unison Testing Net Income by multiplying (X) the revenue from testing by the Company at or for residents of long-term care facilities owned, leased or managed by Unison or by any of its Subsidiaries by (Y) the Acquired Companies' average margin and subtracting from such product (Z) an amount for tax based on an effective rate of 34%;

                   (ii) divide (1) Revised Second Quarter Net Income by (2) the numerator of the Per Share Consideration under Section 3.1.

              (c) To the extent that the amount obtained in Section 3.3(b)(ii) is less than .22, Unison shall deduct from that number of shares of Unison Common Stock to be delivered pursuant to Section 3.1 a number of shares sufficient such that the calculation in Section 3.3(b)(ii) shall yield not less than .22.

         Section 3.4 Exchange of Certificates.

                  (a) As of the Effective Time, LABCO shall deposit with a bank or trust company to be designated by LABCO (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Section 3, through the Exchange Agent, (i) certificates representing the shares of Unison Common Stock issuable pursuant to Section 3.2(a) in exchange for issued and outstanding Shares, less the amount of such Shares to be delivered directly to the Escrow Agent pursuant to such Section 3.2(a) and (ii) cash in an amount sufficient for the consideration owed for fractional shares. Unison Common Stock into which Shares shall be converted pursuant to the Transaction shall be deemed to have been issued at the Effective Time.

                  (b) As soon as reasonably practicable after the Effective Time, Unison and LABCO shall cause the Exchange Agent to mail to each record holder of Shares (i) a letter of transmittal (the "Letter of Transmittal"), which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing the Shares held by such record holder (the "Certificates") shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as LABCO shall reasonably specify and (ii) instructions for surrendering the Certificates in exchange for certificates representing shares of Unison Common Stock and for receiving cash payments in lieu of fractional shares of Unison Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal duly executed and such other documents as LABCO or the Exchange Agent shall reasonably request: (x) the holder of such Certificate shall be entitled to receive promptly in exchange therefor a certificate representing the shares of Unison Common Stock described in Section

3.2(a) hereof (rounded down to the nearest whole share) and a cash payment for fractional shares calculated on the basis of the Average Closing Price; and (y) Unison and LABCO shall cause the Exchange Agent to prepare and deliver to the Escrow Agent, in the name of the Escrow Agent, a certificate or certificates representing the Reserve Shares (rounded down to the nearest whole share). The Certificates so surrendered shall forthwith be canceled. From and after the Effective Time, Unison shall be entitled to treat such Certificates for Shares which have not yet been surrendered for exchange as evidencing the ownership of that number of shares of Unison Common Stock into which the Shares represented by such Certificates shall have been converted, notwithstanding any failure to surrender such certificates.

                  (c) Until surrendered as contemplated by this Section 3.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such shares of Unison Common Stock and cash payment for fractional shares as provided in this Section 3.

                  (d) If any certificate for shares of Unison Common Stock is to be issued in a name other than that in which the Certificate for Shares surrendered therefor is registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other tax required by the reason of the issuance of such shares of Unison common stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Unison or the Exchange Agent that such tax has been paid or is not applicable.

                  (e) Neither Unison, LABCO nor the Company shall be liable to the holder of Shares for any shares of Unison Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Unison and LABCO as follows:

         Section 4.1   Organization and Good Standing;
                       Capitalization; Agreements Regarding Capital
                       Stock.

                  (a) Schedule 4.1(a) hereto contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, each other jurisdiction in which it is authorized to do business, and its capitalization (including the number of shares of each class authorized and outstanding, the identity of each stockholder and each Person who has any right to acquire capital stock from such Acquired Company and the number of shares of each class of stock held by each Person or which such Person has the right to acquire from such Acquired Company, all on an actual basis and fully-diluted basis as of the Effective Time). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the assets, financial condition or results of operations of such Acquired Company.

                  (b) Attached as Schedule 4.1(b) are true and correct copies of the Organizational Documents of each Acquired Company, as currently in effect.

                  (c) Set forth on Schedule 4.1(c) is a true and correct description of all agreements, rights or other Contracts pursuant to which any Person has the right to: (i) acquire from any Acquired Company, by purchase, exercise, exchange, conversion or otherwise, any equity or other security of any Acquired Company or the right to acquire any such security; (ii) cause any Acquired Company to register, under the Securities Act or otherwise, any securities of any Acquired Company; or (iii) vote or direct the voting of any class of capital stock of any Acquired Company or appoint any member of any Acquired Company's board of directors.

         Section 4.2 Authority; No Conflict.

              (a) This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder.

              (b) Except as set forth on Schedule 4.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                   (i) contravene, conflict with, or result in a violation of
(A) any provision of the Organizational Documents of the Acquired Companies, or
(B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

                   (ii) to Company's knowledge, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, may be subject;

                   (iii) to Company's knowledge, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

                   (iv) to Company's knowledge, cause any Acquired Company to become subject to, or to become liable for the payment of, any Tax;

                   (v) except as set forth on Schedule 4.2(b)(v), contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract to the extent any of the foregoing would have a material adverse effect on the financial condition of the Acquired Companies or the Acquired Companies' business operations; or

                   (vi) to Company's knowledge, result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company to the extent any of the foregoing would have a material adverse effect on the financial condition of the Acquired Companies or the Acquired Companies' business operations.

              (c) Other than obtaining the requisite vote of the Shareholders, no Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 4.3 Capitalization. The authorized and outstanding equity securities of the Company are as set forth on Schedule 4.1(a) hereto. All of the outstanding equity securities of each Subsidiary of the Company are owned of record and beneficially by the Company, free and clear of all Encumbrances, except the Encumbrances noted on Schedule 4.1(a). Schedule 4.1(a) also sets forth whether or not such Encumbrances will be satisfied at or prior to the Closing. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable, and no such security was issued in violation of any preemptive right or other right to subscribe to or purchase any securities of the Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

         Section 4.4 Financial Statements. The Company has delivered to LABCO:
(a) consolidated balance sheets of the Acquired Companies as at December 31, 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the prior fiscal years then ended, together with the report thereon of Ronald H. Ridgers, PC, CPA, independent certified public accountant; (b) a consolidated balance sheet of the Acquired Companies as at December 31, 1995 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Ronald H. Ridgers, PC, CPA, independent certified public accountant, and (c) an unaudited consolidated balance sheet of the Acquired Companies as at March 31, 1996 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the three months then ended. Such financial statements (and notes where applicable) fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP consistently applied throughout the periods involved, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet). No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

         Section 4.5 Books and Records. Except as set forth on Schedule 4.5 hereto (which disclosure shall not be considered for purposes of calculating the right to or amount of damages or other amounts to be paid to LABCO under the Escrow Agreement), the books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to LABCO, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee in which material matters have been acted upon has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

         Section 4.6 Title to Properties; Encumbrances. Except as set forth on
Schedule 4.6 hereto, the Acquired Companies do not own, directly or indirectly, any real property. Set forth on Schedule 4.6 hereto is a complete and accurate list of all real property leases, or other real property interests owned by any Acquired Company. The Acquired Companies own all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed on Schedule 4.6 and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.

         Section 4.7 Condition and Sufficiency of Assets. Set forth on Schedule
4.7 hereto is a complete and accurate list of all equipment owned or leased by the Acquired Companies with an acquisition cost of $1,000 or more (the "Equipment"), showing whether each item is owned or leased. All items of Equipment are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such items is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The items of Equipment are sufficient for the continued conduct of the Acquired Companies' businesses immediately after the Closing in substantially the same manner as conducted prior to the Closing.

         Section 4.8 Accounts Receivable. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in an amount which is not less than 95% of the face amount of the receivable, within 120 days after the day on which it first becomes due and payable. To the Company's Knowledge, there is no material contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Set forth on Schedule 4.8 is a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

         Section 4.9 Prepaid Supplies. Set forth on Schedule 4.9 is a complete and accurate description of all prepaid supplies of the Acquired Companies with a book value of $100 or more (the "Prepaid Supplies"). The Prepaid Supplies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable in the Ordinary Course of Business. The quantities of Prepaid Supplies are not excessive and are reasonable in the present circumstances of the Acquired Companies.

         Section 4.10 No Undisclosed Liabilities. Except as set forth on
Schedule 4.10, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.

         Section 4.11 Taxes.

                  (a) The Acquired Companies have filed or caused to be filed all income tax and other material Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has delivered to LABCO copies of, and Schedule 4.11 hereto contains a complete and accurate list of, all such income tax and other material Tax Returns filed since April 1, 1990. The Acquired Companies have paid all Taxes due in respect of such tax returns.

                  (b) No United States federal or state income Tax Return of any Acquired Company has been audited by the IRS or relevant state tax authorities and all such Tax Returns are closed by the applicable statute of limitations for all taxable years through December 31, 1992. No Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

                  (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes. To the Company's Knowledge, there exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (d) To the Company's Knowledge, all income tax and other material Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement. No Acquired Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

         Section 4.12 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         Section 4.13 Employee Benefits.

              (a) As used in this Section 4.13, the following terms have the meanings set forth below.

         "COMPANY OTHER BENEFIT OBLIGATION" shall mean an Other Benefit Obligation owed, adopted, or followed by an Acquired Company or an ERISA Affiliate of an Acquired Company.

         "COMPANY PLAN" shall mean all Plans of which an Acquired Company or an ERISA Affiliate of an Acquired Company is or was a Plan Sponsor, or to which an Acquired Company or an ERISA Affiliate of an Acquired Company otherwise contributes or has contributed, or in which an Acquired Company or an ERISA Affiliate of an Acquired Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

         "COMPANY VEBA" shall mean a VEBA whose members include employees of any Acquired Company or any ERISA Affiliate of an Acquired Company.

         "ERISA AFFILIATE" shall mean, with respect to an Acquired Company, any other person that, together with the Company, would be treated as a single employer under IRC Section 414.

         "MULTI-EMPLOYER PLAN" shall have the meaning set forth in ERISA Section 3(37)(A).

         "OTHER BENEFIT OBLIGATIONS" shall mean all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

         "PENSION PLAN" shall have the meaning set forth in ERISA Section
3(2)(A).

         "PLAN" shall have the meaning set forth in ERISA Section 3(3).

         "PLAN SPONSOR" shall have the meaning set forth in ERISA Section 3(16)(B).

         "QUALIFIED PLAN" shall mean any Plan that meets or purports to meet the requirements of IRC Section 401(a).

         "TITLE IV PLANS" shall mean all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

         "VEBA" shall mean a voluntary employees' beneficiary association under IRC Section 501(c)(9).

         "WELFARE PLAN" shall have the meaning set forth in ERISA Section 3(1).

              (b) (i) Schedule 4.13(b)(i) contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) Qualified Plans or (B) Title IV Plans. No Acquired Company or ERISA Affiliate participates in or has ever participated in or had any obligation to contribute to any defined benefit Pension Plan or Multi-Employer Plan nor does any Acquired Company or ERISA Affiliate have any liability under Title IV of ERISA or Part 3 of Subtitle B of Title I of ERISA in connection with any defined benefit Pension Plan or Multi-Employer Plan.

                   (ii) Schedule 4.13(b)(ii) contains a complete and accurate list of (A) all ERISA Affiliates of each Acquired Company, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

                   (iii) No Acquired Company is liable for post-retirement benefits.

              (c) The Company has delivered to LABCO:

                   (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which the Acquired Companies are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations and Company VEBAs for which a plan description or summary plan description is not required;

                   (ii) all personnel, payroll, and employment manuals and policies;

                   (iii) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

                   (iv) all insurance policies purchased by or to provide benefits under any Company Plan;

                   (v) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

                   (vi) all notifications to employees of their rights under ERISA Section 601 et seq. and IRC Section 4980B;

                   (vii) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

                   (viii) all notices that were given by the IRS, the Pension Benefit Guaranty Corporation (the "PBGC"), or the Department of Labor to any Acquired Company, any ERISA Affiliate of an Acquired Company, or any Company Plan within the four years preceding the date of this Agreement; and

                   (ix) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of the Acquired Companies that is a Qualified Plan.

              (d) Except as set forth on Schedule 4.13(d):

                   (i) The Acquired Companies have performed in all material respects all of their respective obligations under all Company Plans, Company Other Benefit Obligations and Company VEBAs. The Acquired Companies have made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans, VEBAs and Obligations that have accrued but are not due.

                   (ii) To the knowledge of the Acquired Companies, no statement, either written or oral, has been made by any Acquired Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have a material adverse economic consequence to any Acquired Company or to LABCO.

                   (iii) The Acquired Companies, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, are, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in compliance in all material respects with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 4.13.

                                    (A) No non-exempt transaction prohibited by
ERISA Section 406 and no non-exempt "prohibited transaction" under IRC Section 4975(c) have occurred with respect to any Company Plan.

                                    (B) To the knowledge of the Acquired
Companies, no Acquired Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                                    (C) To the knowledge of the Acquired
Companies, no Acquired Company has any liability to the PBGC with respect to any Plan or has any liability under ERISA Section 502 or Section 4071.

                                    (D) All filings required by ERISA and the
IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                                    (E) All contributions and payments made or
accrued with respect to all Company Plans, Company Other Benefit Obligations and Company VEBAs are deductible under IRC Section 162 or Section 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

                   (iv) Each Company Plan can be terminated without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                   (v) Since January 1, 1996, there has been no establishment or amendment of any Company Plan, Company VEBA or Company Other Benefit Obligation.

                   (vi) To the knowledge of the Acquired Companies, no event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                   (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation or Company VEBA or fiduciary of the same is pending or, to the Knowledge of the Acquired Companies, is Threatened.

                   (viii) No Company Plan is a stock bonus, pension, or profit-sharing plan within the meaning of IRC Section 401(a).

                   (ix) To the knowledge of the Acquired Companies: (A) each Qualified Plan of each Acquired Company is qualified in form and operation under IRC Section 401(a); each trust for each such Plan is exempt from federal income tax under IRC Section 501(a); and (B) no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                   (x) Each Acquired Company and each ERISA Affiliate of an Acquired Company has met the minimum funding standard, and has made all contributions required, under ERISA Section 302 and IRC Section 412.

                   (xi) No Company Plan is subject to Title IV of ERISA.

                   (xii) Except to the extent required under ERISA Section 601 et seq. and IRC Section 4980B and applicable state law, no Acquired Company provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                   (xiii) To the extent any Acquired Company provides any benefit to retirees, such Acquired Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

                   (xiv) All Acquired Companies have complied with the provisions of ERISA Section 601 et seq. and IRC Section 4980B in all material respects.

                   (xv) No payment that is owed or may become due to any director, officer, employee, or agent of any Acquired Company will be non-deductible to the Acquired Companies or subject to tax under IRC Section 280G or Section 4999; nor will any Acquired Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                   (xvi) The consummation of the Contemplated Transactions will not: (i) give rise to any liability or obligation of any Acquired Company pursuant to any Company Plan; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due under any Company Plan; (ii) cause any individual to accrue or receive additional benefits, service or accelerated rights to payment of benefits under any Company Plan; or (iv) directly or indirectly cause the Company or any ERISA Affiliate to transfer or set aside any assets to fund or otherwise provide for benefit for any individual.

         Section 4.14    Compliance with Legal Requirements;
                         Governmental Authorizations.

              (a) Except as set forth on Schedule 4.14(a):

                   (i) to Company's Knowledge, each Acquired Company is, and at all times since December 31, 1994 has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                   (ii) to Company's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply in all material respects with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                   (iii) no Acquired Company has received, at any time since December 31, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual or alleged violation of, or failure to comply with, any Legal Requirement, or (B) any actual or alleged obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

              (b) Schedule 4.14(b) contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Schedule 4.14(b) is, to Company's Knowledge, valid and in full force and effect, and such Governmental Authorizations collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

         Section 4.15 Legal Proceedings; Orders.

              (a) There is no pending Proceeding that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of the Acquired Companies, except as set forth on

Schedule 4.15, (1) no such Proceeding has been Threatened, and (2) the Company has no Knowledge of any event that has occurred or circumstance that exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to LABCO copies of all pleadings, correspondence, and other documents relating to each Proceeding listed on
Schedule 4.15. The Proceedings listed on Schedule 4.15 will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

              (b) There is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject and no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

         Section 4.16 Absence of Certain Changes and Events. Except as set forth on Schedule 4.16, since the date of the Interim Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

              (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

              (b) amendment to the Organizational Documents of any Acquired Company;

              (c) payment by any Acquired Company of any bonuses, or increase by any Acquired Company in salaries or other compensation to any employee, or entry into any employment, severance, or similar Contract with any director, officer, or employee;

              (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

              (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

              (f) entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $50,000;

              (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

              (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $50,000;

              (i) material change in the accounting methods used by any Acquired Company; or

              (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

         Section 4.17 Contracts; No Defaults.

              (a) Schedule 4.17(a) contains a complete and accurate list, and the Company has delivered to LABCO true and complete copies, of:

                   (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $50,000, including and, in the case of any service contract entered into by any Acquired Company, setting forth the following information: name and location of institution; circumstances under which such contract may be terminated; term of contract; and annual service charge;

                   (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $50,000;

                   (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $50,000;

                   (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

                   (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                   (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                   (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

                   (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                   (ix) each power of attorney that is currently effective and outstanding;

                   (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                   (xi) each Applicable Contract for capital expenditures in excess of $50,000;

                   (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

                   (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

              (b) Except as set forth on Schedule 4.17(b), to the Company's Knowledge, no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired

Company or to any other Person any rights to any invention, improvement, or discovery.

              (c) Each Contract identified or required to be identified on
Schedule 4.17(a) is in full force and effect and to Company's knowledge is valid and enforceable in accordance with its terms. Except as set forth on Schedule 4.17(c) hereto:

                   (i) Each Acquired Company is, and at all times since December 31, 1994 has been, in compliance in all material respects with all applicable terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

                   (ii) each other Person that has or had any obligation or liability under any Contract under which an Acquired Company has or had any rights is, and at all times since December 31, 1994 has been, in compliance in all material respects with all applicable terms and requirements of such Contract;

                   (iii) to the Company's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                   (iv) no Acquired Company has given to or received from any other Person, at any time since December 31, 1994, any notice or other communication (whether oral or written) regarding any actual or alleged violation or breach of, or default under, any Applicable Contract.

              (d) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person other than in the Company's Ordinary Course of Business and, to the Knowledge of the Acquired Companies, no such Person has made written demand for such renegotiation.

              (e) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                  (f) Except as set forth on Schedule 4.17(f), none of the Acquired Companies has any agreement, Contract or understanding, written or oral, with any Person obligating any Acquired Company to proceed with any acquisition or to take any other action. Any agreement, Contract or understanding set forth on Schedule 4.17(f) may be terminated by the Acquired Company without penalty or cost to the Acquired Company.

         Section 4.18               Insurance.

                  (a) The Company has delivered to LABCO:

                      (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company in such director's capacity as a director of such Acquired Company, is or has been covered at any time within the three years preceding the date of this Agreement;

                      (ii) true and complete copies of all pending applications for policies of insurance; and

                      (iii) any statement by the auditor of any Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b) Schedule 4.18(b) hereto describes:

                      (i) any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder;

                      (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

                      (iii) all obligations of the Acquired Companies under Applicable Contracts to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  (c) Schedule 4.18(c) hereto sets forth, by year, for the current policy year and each of the two preceding policy years:

                      (i) a summary of the loss experience under each policy for liability, property or casualty insurance;

                      (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000, which sets forth:

                                    (A) the name of the claimant;

                                    (B) a description of the policy by insurer,
type of insurance, and period of coverage; and

                                    (C) the amount and a brief description of
the claim; and

                           (iii) a statement describing the loss experience for
all claims that were self-insured, including the number and aggregate cost of such claims.

                  (d)      Except as set forth on Schedule 4.18(d) hereto:

                           (i) All policies to which any Acquired Company is a
party or that provide coverage to any Acquired Company, or any director or officer of an Acquired Company:

                                    (A) to Company's Knowledge, are valid,
outstanding, and enforceable;

                                    (B) to Company's Knowledge, are issued by an
insurer that is financially sound and reputable;

                                    (C) taken together, provide adequate
insurance coverage for the assets and the operations of the Acquired Companies for all risks normally insured against by a Person carrying on the same business or businesses as the Acquired Companies;

                                    (D) are sufficient for compliance with all
Legal Requirements (to the Company's Knowledge) and Contracts to which any Acquired Company is a party or by which any of them is bound;

                                    (E) will not be terminated as a result of
the consummation of the Contemplated Transactions; and

                                    (F) do not provide for any retrospective
premium adjustment or other experienced-based liability on the part of any Acquired Company, exclusive of audit adjustments for workers compensation coverage.

                           (ii) No Acquired Company has received (A) any refusal
of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) The Acquired Companies have paid all premiums
due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

                           (iv) The Acquired Companies have given notice to the
insurer of all claims that may be insured thereby.

         Section 4.19 Environmental Matters. Except as set forth on Schedule 4.19(d) hereto:

                  (a) To the Knowledge of the Acquired Companies, each Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or, to the Knowledge of the Acquired Companies, Threatened claims, Encumbrances or other restrictions of any nature resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

                  (c) No Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the

Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (d) To the Knowledge of the Acquired Companies, no Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Company (or any predecessor) has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                  (e) There are no Hazardous Materials present on or in the Environment at the Facilities or, to the Knowledge of the Acquired Companies, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. To the Knowledge of the Acquired Companies, no Acquired Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest except in full compliance with all applicable Environmental Laws.

                  (f) To the Knowledge of the Acquired Companies, there has been no Release or, to the Knowledge of the Acquired Companies, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest, or any geologically or hydrologically adjoining property, whether by any Acquired Company, or any other Person.

                  (g) The Company has delivered to LABCO true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Acquired

Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         Section 4.20 Employees.

                  (a) Except as set forth on Schedule 4.20, there has been provided to LABCO a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                  (b) Except as set forth on Schedule 4.17(a), no employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with the Acquired Companies by any such employee or director. To the Acquired Companies' Knowledge, no officer or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

                  (c) There has been provided to LABCO a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         Section 4.21 Labor Relations; Compliance. No Acquired Company has been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         Section 4.22 Intellectual Property.

                  (a) The term "Intellectual Property Assets" includes the following to the extent owned, used or licensed by any Acquired Company as licensee or licensor:

                           (i) the name, "American Professional Holding, Inc.,"
all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                           (ii) all patents, patent applications, and inventions
and discoveries that may be patentable (collectively, "Patents");

                           (iii) all copyrights in both published works and
unpublished works (collectively, "Copyrights");

                           (iv) all rights in mask works, if any, (collectively,
"Rights in Mask Works"); and

                           (v) all know-how, trade secrets, confidential
information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets").

                  (b) Agreements. Schedule 4.22(b) hereto contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which an Acquired Company is the licensee. There are no outstanding and, to Acquired

Company's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                  (c)      Know-How Necessary for the Business

                           (i) The Intellectual Property Assets are all those
necessary for the operation of the Acquired Companies' businesses as they are currently conducted. Except as described on Schedule 4.22(c)(i) hereto, one or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                           (ii) Schedule 4.22(c)(ii) sets forth all current
employees of the Acquired Companies who have executed a confidentiality agreement with such Acquired Company, copies of the forms of which are attached to such Schedule.

                  (d)      Trademarks

                           (i) Schedule 4.22(d) hereto contains a complete and
accurate list and summary description of all Marks. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii) All Marks that have been registered with the
United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                           (iii) No Mark has been or is now involved in any
opposition, invalidation, or cancellation and, to Acquired Company's Knowledge, no such action is Threatened with the respect to any of the Marks.

                           (iv) To Acquired Company's Knowledge, there is no
potentially interfering trademark or trademark application of any third party.

                           (v) No Mark is infringed or, to Acquired Company's
Knowledge, has been challenged or threatened in any way. None of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                           (vi) All products and materials containing a Mark
bear the proper federal registration notice where permitted by law.

                  (e)      Trade Secrets

                           (i) With respect to each Trade Secret, the
documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to conduct the business operations of the Acquired Companies as presently conducted.

                           (ii) The Acquired Companies have taken reasonable
precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                           (iii) One or more of the Acquired Companies has good
title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. To the Knowledge of the Acquired Companies, the Trade Secrets have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Companies) or to the detriment of the Acquired Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         Section 4.23 Certain Payments. No Acquired Company or director, officer, agent, or employee of any Acquired Company, or to the Knowledge of the Acquired Companies any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, in each case in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

         Section 4.24 Disclosure.

                  (a) No representation or warranty of the Company in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to Section 6.10 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) Any material distributed to the Shareholders in connection with the Merger, including the Merger Information Statement (and any amendments or supplements thereto) will comply in all material respects with applicable federal securities laws and laws of Utah and at the time that they or amendments or supplements thereto, are filed with the SEC and are first published or sent or given to holders of Shares, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Unison or LABCO for inclusion in the Merger Information Statement.

         Section 4.25 Relationships with Related Persons. Except as set forth on
Schedule 4.25, no Shareholder or any Related Person of any Shareholder or of any Acquired Company has, or since December 31, 1994, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Shareholder or any Related Person of Shareholder or of any Acquired Company is, or since December 31, 1994 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth on Schedule 4.25, no Shareholder or any Related Person of Shareholder or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

         Section 4.26 Accounting Matters. None of the Acquired Companies has taken or agreed to take any action or has knowledge of any fact or circumstances relating to the Acquired Companies that would prevent accounting for the Merger as a pooling-of-interests.

         Section 4.27 Brokers or Finders. None of the Shareholders, the Acquired Companies or their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

          SECTION 5 REPRESENTATIONS AND WARRANTIES OF UNISON AND LABCO

         Each of Unison and LABCO, as applicable, represent and warrant to the Company as follows:

         Section 5.1 Organization and Good Standing. Each of Unison and LABCO is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to perform all of its obligations as required by its agreements and contracts. Each of Unison and LABCO is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its assets, financial condition or results of operations.

         Section 5.2 Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Unison and LABCO, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Unison and LABCO of the Escrow Agreement, the Employment Agreements and the Unison/LABCO Tax Representation Letter (collectively, "LABCO's Closing Documents"), LABCO's Closing Documents will constitute legal, valid, and binding obligations of each of Unison and LABCO, enforceable against them in accordance with their respective terms. Each of Unison and LABCO has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and, as applicable, LABCO's Closing Documents and to perform its obligations under this Agreement and, as applicable, LABCO's Closing Documents.

                  (b) Neither the execution and delivery of this Agreement or LABCO's Closing Documents by Unison or LABCO nor the consummation or performance of any of the Contemplated Transactions by Unison or LABCO will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a
violation of (A) any provision of the Organizational Documents of Unison or LABCO, as applicable, or (B) any resolution adopted by the board of directors or the stockholders of Unison or LABCO, as applicable;

                           (ii) to either Unison's or LABCO's knowledge,
contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Unison or LABCO, or any of the assets owned or used by Unison or LABCO, may be subject; or

                           (iii) give any Person the right to prevent, delay, or
otherwise interfere with any of the Contemplated Transactions.

                  (c) Neither Unison nor LABCO is nor will be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 5.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Unison or LABCO and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To neither of Unison's or LABCO's Knowledge, no such Proceeding has been Threatened.

         Section 5.4 SEC Documents; Financial Statements.

                  (a) Unison filed a registration statement on Form S-1 with the SEC, which registration statement was declared effective by the SEC on December 18, 1995. At December 18, 1995, such registration statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since December 19, 1995 Unison has filed all forms, reports and documents required to be filed by it with the SEC pursuant to the Exchange Act and the SEC rules and regulations thereunder, all of which as of their respective dates complied in all material respects with all applicable requirements of the Exchange Act (collectively, the "Unison SEC Documents"). None of the Unison SEC Documents, including, without limitation, any financial statements or schedules included therein, as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated balance sheets and the related statements of consolidated income, shareholders equity and cash flows (including the related notes thereto) of Unison included in the Unison SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the consolidated financial position of Unison and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                  (c) Since the end of the period covered by the most recent consolidated financial statements of Unison included in the Unison SEC Documents, there has not been any material adverse change in the business, operations or prospects of Unison or any of its consolidated Subsidiaries.

                  (d) Based on Unison's Knowledge, facts and circumstances do not exist that require Unison to make SEC filings that have not been filed solely for the reason that the due date for same is a future date, excepting from the foregoing Unison's Form 10-Q for the quarter ended June 30, 1996.

         Section 5.5 Information Supplied. No representation or warranty of either Unison or LABCO omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by Unison or LABCO in writing for inclusion in the Merger Information Statement will at the respective times that the Merger Information Statement, or any amendments or supplements thereto, is filed with the SEC and is first published or sent or given to holders of Shareholders for the Company Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         Section 5.6 Interim Operations of LABCO. LABCO was formed solely for the purpose of engaging in the Contemplated Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         Section 5.7 Brokers or Finders. Except as set forth on Schedule 5.7, neither Unison nor LABCO and their respective officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Unison and LABCO will indemnify and hold the Company harmless from any such payment alleged to be due by or through Unison or LABCO as a result of the action of Unison or LABCO or its officers or agents.

         Section 5.8 Activities After Closing. Neither Unison nor LABCO will take any action or fail to take any action after Closing that is reasonably within its authority that if taken or not taken will cause the Contemplated Transactions not to qualify under the IRC as a tax free reorganization.

         Section 5.9 Disclosure.

                  (a) No representation or warranty of Unison or LABCO in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to Section 6.11 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         Section 5.10 Legal Proceedings; Orders. There is no pending Proceeding that has been commenced by or against Unison or LABCO or that otherwise relates to or may materially adversely affect the business of, or any of the assets owned or used by, Unison or LABCO or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Unison and LABCO, (1) no such Proceeding has been Threatened, and (2) neither Unison nor LABCO has Knowledge of any event that has occurred or circumstance that exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

         Section 5.11 Capitalization. The authorized capital stock of Unison consists solely of 10,000,000 shares of $.001 par value common stock and 1,000,000 shares of $.001 par value preferred stock, of which, as of the date hereof, 3,900,312 shares of Unison Common Stock are issued and outstanding. All such shares of Unison Common Stock been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive right.

         Section 5.12 Merger Consideration. All shares of Unison Common Stock to be issued as Per Share Consideration upon issuance will be duly authorized and validly issued, fully paid and non-assessable and not issued in violation of any preemptive right.

                SECTION 6 FURTHER COVENANTS PRIOR TO CLOSING DATE

         Section 6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company will, (a) afford Unison, LABCO and their Representatives and prospective lenders and their Representatives (collectively, "LABCO's Advisors") reasonable access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Unison, LABCO and LABCO's Advisors with copies of all such contracts, books and records, and other existing documents and data as Unison or LABCO may reasonably request, and (c) furnish Unison, LABCO and LABCO's Advisors with such additional financial, operating, and other data and information as they may reasonably request.

         Section 6.2 Operation of the Businesses of the Acquired Companies.

         Between the date of this Agreement and the Closing Date, the Company will:

                  (a) conduct the business of each Acquired Company only in the Ordinary Course of Business;

                  (b) use their Best Efforts to preserve intact the current business organization of each Acquired Company, keep available the services of the current officers, employees, and agents of each Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each Acquired Company;

                  (c) confer with Unison and LABCO concerning operational matters of a material nature; and

                  (d) otherwise report periodically to Unison and LABCO concerning the status of the business, operations, and finances of each Acquired Company.

         Section 6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company will not, and will cause each Acquired Company not to, without the prior written consent of Unison and LABCO, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 4.16 is likely to occur.

         Section 6.4 Required Approvals. As promptly as practicable after the date of this Agreement, the Company will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Company will, and will cause each Acquired Company to cooperate with Unison and LABCO with respect to all filings that Unison or LABCO elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

         Section 6.5 Shareholders' Meeting, Merger Information Statement and
                     Registration Statement.

                  (a) As soon as reasonably practicable after the date hereof:

                           (i) the Company shall duly call, give notice of,
convene and hold a special meeting of the Shareholders (the "Company Shareholders Meeting"), to be held as soon as practicable after the date hereof for the purpose of considering and taking action upon the Merger; and

                           (ii) the Company shall prepare in accordance with the
applicable provisions of the federal securities laws and Utah laws an information statement with respect to the Merger and the Contemplated Transactions (the "Merger Information Statement").

                  (b) the Company shall use its Best Efforts (i) to obtain and furnish the information required to be included by it in the Merger Information Statement and, after consultation with LABCO and Unison, respond promptly to any comments made by the SEC with respect to the Merger Information Statement and any preliminary version thereof and cause the Merger Information Statement to be mailed to the Shareholders at the earliest practicable time after the date hereof (subject to the effectiveness of the Registration Statement, as defined in Section 6.5(d)) and (ii) obtain the necessary approval by the Shareholders of this Agreement and the transactions contemplated hereby unless there exists at such time a proposal for a Third Party Acquisition and in the judgment of the Board of Directors of the Company after consultation with Company counsel, obtaining such approvals would be a breach of its fiduciary duties to the Shareholders or other constituencies under applicable law.

                  (c) The Senior Managers and the Maguire Limited Partnership shall indemnify and hold harmless Unison, LABCO and their respective directors, officers, employees, agents and other representatives (each, a "Unison Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which such Unison Indemnified Party may become subject under the Securities Act, Exchange Act or applicable state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement or Merger Information Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, not misleading which statements or omissions were furnished to Unison or LABCO, directly or indirectly through the Company, by such Shareholders specifically for use in preparation of the Registration Statement and/or Merger Information Statement. The indemnification provided for in this Section 6.5(c) shall be in addition to and shall not be satisfied out of the Reserve Shares.

                  (d) Unison shall prepare a registration statement on Form S-4 and any required amendments thereto (the "Registration Statement"), of which the Merger Information Statement shall be a part, under the Securities Act with respect to the shares of Unison Common Stock to be issued pursuant to the Merger and file the Registration Statement with the SEC as soon as reasonably practicable after the date hereof. Unison shall comply with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC under such acts applicable to the offering and sale of Unison Common stock in connection with the Merger. Unison shall use its Best Efforts to cause the Registration Statement to become effective as promptly as reasonably practicable and shall take any action required under applicable federal or state securities laws in connection with the issuance of Unison Common Stock pursuant to the Merger.

                  (e) Unison shall indemnify and hold harmless the Company and its directors, officers, employees, agents and other representatives and the Maguire Limited Partnership (each, a "Company Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject under the Securities Act, Exchange Act or applicable state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement or Merger Information Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, not misleading which statements or omissions were furnished to the Company by Unison specifically for use in preparation of the Registration Statement and/or Merger Information Statement.

                  (f) If either Unison or the Company shall reasonably request to include in the Merger Information Statement or omit therefrom any statement in order that the Merger Information Statement will not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, the Merger Information Statement shall not be mailed to the Shareholders without the mutual agreement of counsel for the Company and Unison that such statement need not be included in or need not be omitted from the Merger Information Statement.

                  (g) Each party shall furnish to the other such information relating to it and its affiliates and the transactions contemplated by this Agreement and such further and supplemental information as may be necessary or as may be reasonably requested by the other party, in light of developments occurring after the date hereof, to ensure that the statements regarding the parties hereto and their affiliates and such transactions contained in the Merger Information Statement, as so supplemented, will not on the effective date of the Registration Statement or the date of the Company Shareholders Meeting or the Effective Time include any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein not misleading.

         Section 6.6 Tax Representation Letter of the Company; No Disqualifying
                     Action.

         The Company shall execute and deliver to Unison and LABCO the certificate and the representation for tax purposes in the form of Exhibit 6.6 (the "Company Tax Representation Letter") as soon as reasonably practicable after the date hereof and in any event not later than five business days prior to the effective date of the Registration Statement (as anticipated by counsel to Unison and LABCO). The Company will not take any action that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the IRC.

         Section 6.7 Tax Representation Letters of Shareholders.

         The Company shall use its Best Efforts to have those Shareholders listed on Schedule 6.7 hereto execute and deliver a representation letter for tax purposes in the form of Exhibit 6.7 (the "Shareholder Tax Representation Letter") as soon as reasonably practicable after the date hereof and in any event not later than five business days prior to the effective date of the Registration Statement (as anticipated by counsel to Unison and LABCO).

         Section 6.8 Agreements of Affiliates. As soon as reasonably practicable after the date hereof and in any event not later than five business days prior to the effective date of the Registration Statement (as anticipated by counsel to Unison and LABCO), the Company shall deliver to Unison a letter identifying all Persons who are anticipated to be at the time of the vote on the Merger "affiliates" of the Company for purposes of Rule 145 under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling-of-interest accounting treatment. The Company shall use its best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to the Company not later than five business days prior to the effective date of the Registration Statement (as anticipated by counsel to Unison and LABCO) a written agreement in the form of Exhibit 6.8 (the "Affiliate Agreements").

         Section 6.9 Delivery of Disclosure Schedules. The parties acknowledge that this Agreement will be executed and delivered prior to the delivery of the Disclosure Schedules and the delivery of schedules by Unison and LABCO pursuant to Section 5 (the

"Section 5 Schedules"). The Company agrees to deliver the Disclosure Schedules to Unison and LABCO, and each of Unison and LABCO agree to deliver the Section 5 Schedules, as applicable, to the Company, within two weeks from the date hereof. The parties agree that except for the obligations arising out of Section 10.1 and Section 10.3, which survive termination of this Agreement, (a) Unison and LABCO shall each have the right to terminate this Agreement (i) if the Disclosure Schedules shall not have been timely delivered or (ii) if such Disclosure Schedules have been timely delivered but contain, in the aggregate, disclosure of matters which would, or Unison or LABCO reasonably determines may, materially adversely effect the business, operations or prospects of the Company, and (b) the Company shall have the right to terminate this Agreement
(i) if the Section 5 Schedules shall not have been timely delivered or (ii) if such Section 5 Schedules have been timely delivered but contain, in the aggregate, disclosure of matters which would the Company reasonably determines may materially adversely effect the business, operations or prospects of Unison and its consolidated Subsidiaries as a whole.

         Section 6.10 Notification by the Company. Between the date of this Agreement and the Closing Date, the Company will promptly notify Unison and LABCO in writing if any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Company's representations and warranties as of the date of this Agreement, or if any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedules if the Disclosure Schedules were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to Unison and LABCO a supplement to the Disclosure Schedules specifying such change. During the same period, the Company will promptly notify Unison and LABCO of the occurrence of any Breach of any covenant of the Company in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

         Section 6.11 Notification by Unison or LABCO. Between the date of this Agreement and the Closing Date, Unison or LABCO, as applicable, will promptly notify the Company in writing if it becomes aware of any fact or condition that causes or constitutes a Breach of any of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Section 5 Schedules if the Section 5 Schedules were dated the date of the occurrence or discovery of any such fact or condition, Unison or LABCO, as applicable, will promptly deliver to the Company a supplement to the Section 5 Schedules specifying such change. During the same period, Unison or LABCO, as applicable, will promptly notify the Company of the occurrence of any Breach of any covenant of the Company in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 8 impossible or unlikely.

         Section 6.12 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, the Company will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Unison and LABCO) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company. Notwithstanding the foregoing, (i) the Company may participate in discussions with, and may furnish information to any third party which seeks to engage in discussions or requests such information, if, in either case, the Board of Directors of the Company determines, based on the advice of Tracy & Holland, L.L.P. or other legal counsel reasonably acceptable to Unison ("Legal Counsel"), that failing to engage in such discussions or to provide such information would reasonably be expected to violate the fiduciary duties of the Board of Directors of the Company to the Shareholders, and (ii) the Board of Directors of the Company may take and disclose to Shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer and may make such disclosure to the Shareholders as may be required under applicable law.

         Section 6.13 Tax Representation Letter of Unison and LABCO.

         Unison and LABCO shall execute and deliver to the Company the certificate and the representation for tax purposes in the form of Exhibit 6.13 (the "Unison/LABCO Tax Representation Letter") as soon as reasonably practicable after the date hereof and in any event not later than five business days prior to the effective date of the Registration Statement (as anticipated by counsel to Unison and LABCO).

         Section 6.14 Pooling-of-Interests. Each of the Company, Unison and LABCO shall use its Best Efforts (i) to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, for pooling-of-interests accounting treatment and as a reorganization under Section 368(a) of the IRC and (ii) to obtain a letter from Ronald H. Ridgers, PC, CPA regarding actions taken by the Company which could prevent the Merger from qualifying, for pooling-of-interests accounting treatment.

         Section 6.15 Nasdaq Listing. Unison shall use its Best Efforts to list, prior to the Effective Time, on the Nasdaq National Market, subject to official notice of issuance, the shares of Unison Common Stock to be issued to the Shareholders in the Merger.

         Section 6.16 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Unison and LABCO will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Unison and LABCO will, and will cause each Related Person to, cooperate with the Company with respect to all filings that the Company is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with the Company in obtaining all consents identified on Schedule 4.2(b); provided that this Agreement will not require Unison or LABCO to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         Section 6.17 Best Efforts. Between the date of this Agreement and the Closing Date, the Company, Unison and LABCO will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied, except, with respect to Unison and LABCO, as set forth in the proviso to Section 6.16.

             SECTION 7 CONDITIONS PRECEDENT TO UNISON'S AND LABCO'S
                               OBLIGATION TO CLOSE

         Unison's and LABCO's obligation to consummate the Merger and to take the other actions required to be taken by Unison and LABCO at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Unison or LABCO, in whole or in part):

         Section 7.1 Accuracy of Representations. Each of the Company's representations and warranties set forth in Section 4 of this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         Section 7.2 Company's Performance. Each of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

         Section 7.3 Shareholder Approval. This Agreement and the Merger shall have been duly approved by the Shareholders of the Company in accordance with applicable law and the articles of incorporation and by-laws of the Company.

         Section 7.4 Board Approval. This Agreement and the Merger shall have been duly approved by the Board of Directors of each of Unison and LABCO in accordance with applicable law and the respective certificate and articles of incorporation and by-laws of Unison and LABCO.

         Section 7.5 Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order with respect thereto shall be in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         Section 7.6 Listing Approval. The shares of Unison Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

         Section 7.7 Consents. Each Consent required under the Contracts set forth on Schedule 4.2(b) shall have been obtained and shall be in full force and effect.

         Section 7.8 Additional Documents. Each of the following documents shall have been delivered to Unison and LABCO:

                  (a) an opinion of Tracy & Holland, L.L.P., dated the Closing Date, in the form of Exhibit 7.8(a);

                  (b) a certificate of the Secretary of State of the State of Utah as to the legal existence and good standing (including Tax) of the Company in Utah;

                  (c) certificates of the appropriate governmental officials of the state of incorporation of each Subsidiary as to the legal existence and good standing (including Tax) of each Subsidiary;

                  (d) certificates of appropriate governmental officials in each state in which any Acquired Company is required to qualify to do business as a foreign corporation as to the due qualification and good standing of such Acquired Company in each such jurisdiction;

                  (e) a certificate of the secretary of the Company attesting to the incumbency of the officers, the authenticity of the board of directors and shareholder resolutions authorizing the Contemplated Transactions, and the authenticity and continuing validity of the Organizational Documents delivered pursuant to Section 4.1(b);

                  (f) such other documents as Unison or LABCO may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.8(a), (ii) evidencing the accuracy of any of the Company's representations and warranties, (iii) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or
(v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions;

                  (g) evidence reasonably satisfactory to Unison and LABCO that the Encumbrances set forth on Schedule 4.1(a) which are to be discharged have been discharged;

                  (h) in the event the Interim Balance Sheet is as at a date more than 45 days prior to the Closing Date, an unaudited consolidated balance sheet of the Acquired Companies as at a date not less than 45 days prior to the Closing Date prepared in compliance with the requirements in Section 4.4 for the Interim Balance Sheet, which unaudited consolidated balance sheet of the Acquired Companies shall be deemed an Interim Balance Sheet for all purposes under this Agreement;

                  (i) the tax certificate and letter of the Company pursuant to
Section 6.6;

                  (j) the representation letters of certain Shareholders pursuant to Section 6.7; and

                  (k) the letters of affiliates of the Company pursuant to
Section 6.8.

         Section 7.9 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Unison or LABCO, or against any Person affiliated with Unison or LABCO, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         Section 7.10 No Claim Regarding Stock Ownership or Merger
                      Consideration.

         Other than rights of Shareholders hereunder, there must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the cash, assets or other property to be distributed to Shareholders pursuant to Section 3 hereof.

         Section 7.11 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Unison or LABCO or any Person affiliated with Unison or LABCO to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         Section 7.12 Termination of Agreements. All agreements, Contracts and understandings set forth on Schedule 4.1(c) shall have been terminated with no further liability or obligation of any Acquired Company.

         Section 7.13 Dissenters' Rights. Objecting Shares shall not represent more than five percent of the Shares.

         Section 7.14 Agreement for Acquisition of Memphis Clinical Laboratory
                      Inc.

         Unison, the Senior Managers and John Maguire shall have completed, but for the Closing, the acquisition by Unison of all of the issued and outstanding capital stock of Memphis Clinical
Laboratory Inc. from the Senior Managers and Mr. Maguire.

          SECTION 8 CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO
                                      CLOSE

         The Company's obligation to consummate the Merger and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

         Section 8.1 Accuracy of Representations. Each of Unison's and LABCO's representations and warranties set forth in Section 5 of this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing
Date.

         Section 8.2 Unison's and LABCO's Performance. Each covenant and obligation that Unison or LABCO is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

         Section 8.3 Board Approval. This Agreement and the Merger shall have been duly approved by the Board of Directors of each of Unison and LABCO in accordance with applicable law and the respective certificate and articles of incorporation and by-laws of Unison and LABCO.

         Section 8.4 Shareholder Approval. This Agreement and the Merger shall have been duly approved by the Shareholders in accordance with applicable law and the articles of incorporation and by-laws of the Company.

         Section 8.5 Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order with respect thereto shall be in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         Section 8.6 Listing Approval. The shares of Unison Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

         Section 8.7 Consents. Each of the Consents required by the Contracts set forth on Schedule 4.2(b) shall have been obtained and shall be in full force and effect.

         Section 8.8 Additional Documents. Unison or LABCO must have caused the following documents to be delivered to the Company:

                  (a) an opinion of Quarles & Brady, dated the Closing Date, in the form of Exhibit 8.8(a);

                  (b) the tax certificate and letter of Unison and LABCO pursuant to Section 6.13;

                  (c) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including Tax) of Unison in Delaware;

                  (d) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including Tax) of LABCO in Delaware;

                  (e) a certificate of the secretary of Unison attesting to the incumbency of the officers, the authenticity of the board of directors and shareholder resolutions authorizing the Contemplated Transactions;

                  (f) a certificate of the secretary of LABCO attesting to the incumbency of the officers, the authenticity of the board of directors and shareholder resolutions authorizing the Contemplated Transactions; and

                  (g) such other documents as the Company may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.8(a), (ii) evidencing the accuracy of any representation or warranty of Unison or LABCO, (iii) evidencing the performance by Unison or LABCO of, or the compliance by Unison or LABCO with, any covenant or obligation required to be performed or complied with by Unison or LABCO, as applicable,
(ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         Section 8.9 No Proceeding. Since the date of this Agreement, there must not have been commenced or Threatened against Unison or LABCO, or against any Person affiliated with Unison or LABCO, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         Section 8.10 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Company or any Person affiliated with the Company to suffer any material adverse consequence under,
(a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         Section 8.11 Agreement for Acquisition of Memphis Clinical Laboratory
                      Inc.

         Unison, the Senior Managers and John Maguire shall have completed, but for the Closing, the acquisition by Unison of all of the issued and outstanding capital stock of Memphis Clinical Laboratory Inc. from the Senior Managers and Mr. Maguire.

                              SECTION 9 TERMINATION

         Section 9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either party pursuant to Section 3.1. or by failure of the Closing to take place on or prior to the date set for Closing in Section 2.5, but, in either case subject to the provisions of Section 9.1(f);

                  (b) by either Unison, LABCO or the Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                  (c) by Unison or LABCO if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Unison or LABCO to comply with its respective obligations under this Agreement) and neither Unison nor LABCO has waived such condition on or before the Closing Date;

                  (d) by Unison or LABCO if the Board of Directors of the Company withdraws or materially modifies or changes its favorable recommendation of this Agreement or the Merger;

                  (e) by the Company, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date;

                  (f) by the Company, if the Board of Directors of the Company withdraws or materially modifies or changes its favorable recommendation of this Agreement or the Merger if there exists at such time a proposal for a Third Party Acquisition and the Board of Directors of the Company after consultation with Company counsel determines that the failure to take such action would be a breach of the fiduciary duties to the Company's shareholders or other constituencies under applicable law; provided, however, that such termination under this Section 9.1(f) shall not be effective until the Company has made payment to Unison of the Transaction Expenses required to be paid pursuant to
Section 9.2.

                  (g) by mutual consent of LABCO and the Company; or

                  (h) by either LABCO or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before October 30, 1996, or such later date as the parties may agree upon.

         Section 9.2 Special Fees.

                  (a) In the event that:

                           (i) this Agreement shall have been terminated
pursuant to Section 9.1(d) or Section 9.1(f) and within 9 months of such termination: (x) a Third Party Acquisition shall occur, or (y) there is a letter of intent or similar instrument or other agreement between the Company and a Third Party for a Third Party Acquisition, or a public announcement by the Company of the Company's intention or plans to effect a Third Party Acquisition; or

                           (ii) any Person (other than Unison or an affiliate of
Unison) shall have commenced, publicly proposed or communicated to the Company a proposal that is publicly disclosed for a tender or exchange offer for more than 20% (or which, assuming the maximum amount of securities which could be purchased, would result in any Person beneficially owning more than 20%) of the then outstanding Shares or otherwise for the direct or indirect acquisition of the Company or all or substantially all of its assets for a per Share consideration having a value greater than the Per Share Consideration, and this Agreement shall have been terminated pursuant to Section 9.1(d) or Section 9.1(f); or

                           (iii) this Agreement is terminated pursuant to
Section 9.1(f),

then, in any such event, the Company shall promptly pay Unison (but in no event later than five business days after the first of such events shall have occurred) the Transaction Expenses.

                  (b) Unison shall have the right to make more than one request for payment of Transaction Expenses, subject to the limitation on total Transaction Expenses. In the event the Company shall fail to pay invoiced Transaction Expenses within five days of receipt of an invoice therefor from Unison, the term "Transaction Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Unison and LABCO (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of Section 9.1(f), together with interest on such unpaid Transaction Expenses, commencing on the date that the Transaction Expenses were paid, at a rate equal to the rate of interest publicly announced by Morgan Guaranty Trust Company of New York, from time to time, in the City of New York, as such bank's Prime Rate plus 1.00%.

         Section 9.3 Effect of Termination. Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.1 and 10.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                          SECTION 10 GENERAL PROVISIONS

         Section 10.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         Section 10.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as LABCO and the Company determine. Unless consented to by LABCO in advance or required by Legal Requirements, prior to the Closing the Company shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Company and LABCO will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and LABCO will have the right to be present for any such communication.

         Section 10.3 Confidentiality.

                  (a) Between the date of this Agreement and the Closing Date, Unison, LABCO and the Company will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Unison, LABCO and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

                  (b) If the Contemplated Transactions are not consummated: (i) each party will return or destroy as much of such written information as the other party may reasonably request; and (ii) Unison, LABCO and their respective Related Persons, will not employ, solicit the employment or contract with any employee or independent contractor of any of the Acquired Companies for a period of six months after the termination of this Agreement.

         Section 10.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

The Company:                        American Professional Holding, Inc.
                                    10925 Estate Lane, Suite 390
                                    Dallas, Texas  75238
                                    Attn: W. Jerome McGee
                                    Facsimile No.: (214) 342-2129

with a copy to:                     Tracy & Holland, L.L.P.
                                    306 West 7th Street, Suite 500
                                    Fort Worth, Texas  76102
                                    Attn: George T. Johns, Esq.
                                    Facsimile No.: (817) 332-3140

LABCO:                              Labco Acquisition Co.
                                    7272 East Indian School Road, Suite 214
                                    Scottsdale, Arizona 85251
                                    Attn: President
                                    Facsimile: (602) 481-6479

with a copy to:                     Quarles & Brady
                                    One East Camelback, Suite 400
                                    Phoenix, Arizona  85012-1649
                                    Attn:  P. Robert Moya, Esq.
                                    Facsimile: (602) 230-5598

Unison:                             Unison HealthCare Corporation
                                    7272 East Indian School Road, Suite 214
                                    Scottsdale, Arizona 85251
                                    Attn: President
                                    Facsimile: (602) 481-6479

         Section 10.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Arizona, County of Maricopa, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Arizona, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         Section 10.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         Section 10.7 Combined Operating Results. Unison shall use its Best Efforts to publish the results of at least 30 days of combined operations of the Company and Unison following the Effective Time as soon as reasonably practicable after the end of such 30 day period.

         Section 10.8 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable

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law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         Section 10.9 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Unison and the Company dated March 26, 1996) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         Section 10.10 Disclosure Schedules.

                  (a) The disclosures in the Disclosure Schedules, and those in any Supplement thereto, shall be deemed to relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         Section 10.11 Assignments, Successors, and No Third-Party Rights.

         Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Unison may assign any of its rights under this Agreement to any Subsidiary of Unison. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement; provided, however, that the provisions of Section 3.2,
Section 3.4 and Section 10.7 and the provisions of this Agreement concerning qualification of the Contemplated Transactions as a tax free reorganization are additionally intended to be for the benefit of the Shareholders. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         Section 10.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         Section 10.13 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         Section 10.14 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         Section 10.15 Governing Law. This Agreement will be governed by the laws of the State of Arizona without regard to conflicts of laws principles.

         Section 10.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

UNISON:

UNISON HEALTHCARE CORPORATION, a Delaware corporation

By: /s/ Jerry M. Walker
    ------------------------------
Name: Jerry M. Walker
      ----------------------------
Title: President
       ---------------------------
LABCO:

LABCO ACQUISITION CO., a Delaware corporation

By: /s/ Craig R. Clark
    ------------------------------
Name: Craig R. Clark
      ----------------------------
Title: Vice President
       ---------------------------

COMPANY:

AMERICAN PROFESSIONAL HOLDING, INC., a Utah corporation

By: /s/ John L. Maguire
    ------------------------------
Name: John L. Maguire
      ----------------------------
Title: President
       ---------------------------

                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

STATE OF ARIZONA                      )
                                      ) ss.
County of Maricopa                    )

                  On this ___ day of July, 1996, before me, the undersigned officer, personally appeared Jerry M. Walker, who acknowledged himself to be the President of Unison HealthCare Corporation, a Delaware corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

                  IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                       _________________________
                                                       Notary Public

My Commission Expires:


________________________

STATE OF ARIZONA                   )
                                   )  ss.
County of Maricopa                 )



                  On this ___ day of July, 1996, before me, the undersigned officer, personally appeared Craig R. Clark, who acknowledged himself to be a Vice President of Labco Acquisition Co., a Delaware corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

                  IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                       _________________________
                                                       Notary Public

My Commission Expires:

_________________________

                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

STATE OF TEXAS                     )
                                   )  ss.
County of Tarrant                  )

                  On this 11th day of July, 1996, before me, the undersigned officer, personally appeared John L. Maguire, who acknowledged himself to be the President of American Professional Holding, Inc., a Utah corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

                  IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                       _________________________
                                                       Notary Public

My Commission Expires:

_________________________